EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of COL China Online International, Inc. (the "Registrant") on Form 10-KSB for the fiscal year ended June 30, 2007, as amended, as filed with the Securities and Exchange Commission on the date hereof, I, Chi Keung Wong, Chief Executive Officer and Chief Financial of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  September 28, 2007                            /s/ Chi Keung Wong
                                                     ---------------------------
                                                     Chi Keung Wong,
                                                     Chief Executive Officer and
                                                     Chief Financial Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

                                      *****